SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2009

_____________________________

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 21, 2009, the Company’s shareholders approved an amendment and restatement of the Interface, Inc. Executive Bonus Plan.  (The amended and restated plan was adopted by the Company’s Board of Directors on February 25, 2009, subject to shareholder approval.)  A description of the Interface, Inc. Executive Bonus Plan, as amended and restated (the “Executive Bonus Plan” or the “Plan”), is provided below, and a copy of the Plan is attached hereto as Exhibit 99.1.

The purposes of the Plan are to support the Company’s ongoing efforts to attract, retain and develop exceptional executive talent and to enable the Company to provide incentives directly linked to the Company’s objectives.  The amended and restated Plan is substantially similar to the former Executive Bonus Plan which was approved by the shareholders in 2004.  (The new Plan replaces the former Executive Bonus Plan.)  The Company’s shareholders approved the Plan solely for the purpose of ensuring that bonuses paid to the Company’s chief executive officer and its four other most highly compensated executive officers (potential “Section 162(m) Officers”) are fully deductible for tax purposes by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code.

The Plan will be administered by the Compensation Committee of the Board of Directors, which has full discretionary authority in all matters relating to the discharge of its responsibilities and the exercise of its authority under the Plan.  All decisions of the Compensation Committee and its actions with respect to the Plan will be final, binding and conclusive.  The Plan applies to executive officers of the Company.  The Compensation Committee will determine which of the Company’s executive officers will participate in the Plan for each performance period.  The Compensation Committee specifically identifies any participants who it determines are Section 162(m) Officers with respect to each performance period.

The Compensation Committee will establish the commencement date and end date for each “performance period” during which corresponding performance objectives must be met.  The Compensation Committee will grant awards under the Plan for each performance period at such time as it deems appropriate; provided, that, awards to Section 162(m) Officers are made no later than 90 days after the first day of each performance period.  Potential bonuses payable under the Plan will be tied to the attainment of specified performance objectives, are not related to past performance, and are stated as a percentage of each participant’s base salary.  Performance objectives may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following:  operating income, cash flow, reduction of off-quality and waste, return on equity, earnings per share, total earnings, return on capital, return on assets, earnings before interest and taxes, gross margin, economic value added, sales, the fair market value of the Company’s common stock, improvement in fixed charge coverage ratio, debt reduction and/or cash accumulation, or measurable financial criteria associated with credit facility, bond indenture or other covenants.  In addition, as to participants who are not Section 162(m) Officers, the Committee may establish other performance objectives, including goals relating to individual performance and non-financial objectives.

The Compensation Committee will determine the extent to which the performance objectives for the corresponding performance period have been attained and determine the actual bonus amount payable to each participant in accordance with the awards established for the performance period.  The Compensation Committee may not increase the amount of a Section 162(m) Officer’s bonus for any reason.  Subject to the foregoing, the Compensation Committee will have the authority, in its sole discretion, to adjust the bonus payable to any participant based on individual or Company performance factors during the performance period that the Compensation Committee deems relevant.

The Board of Directors may terminate the Plan at any time and may, from time to time, amend the terms of the Plan; provided, however, that no such amendment shall adversely affect any right of a participant with respect to any award previously made, and provided further that no amendment that requires shareholder approval for the Plan to continue to comply with Section 162(m) shall be effective absent shareholder approval.  To the extent required under Section 162(m) of the Internal Revenue Code, the Plan will again be submitted to shareholders for approval after five years.

ITEM 7.01    REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.2 is a copy of written materials that may be used by Messrs. Daniel T. Hendrix and Patrick C. Lynch, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, in presentations to investors and potential investors.  Whether or not the information set forth therein is properly considered to be material, we have elected, in this instance, to make the information available generally to all persons who might consider it to be useful for their respective purposes.  The information includes certain non-GAAP measures.  Reconciliations of the respective non-GAAP measures to the most comparable GAAP measures are contained in the materials.

            The information set forth in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01    OTHER EVENTS.

On May 28, 2009, the Company issued a press release announcing that it had commenced a private offering of $150,000,000 aggregate principal amount of Senior Secured Notes due 2013.  A copy of the press release is attached hereto as Exhibit 99.3 to this Report and is incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description
99.1	Interface, Inc. Executive Bonus Plan, adopted on February 25, 2009.
99.2	Investor Presentation dated May 2009 (furnished pursuant to Item 7.01 of this Report).
99.3	Press Release of Interface, Inc., dated as of May 28, 2009, announcing commencement of private debt offering.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President
Date: May 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Interface, Inc. Executive Bonus Plan, adopted on February 25, 2009.
99.2	Investor Presentation dated May 2009 (furnished pursuant to Item 7.01 of this Report).
99.3	Press Release of Interface, Inc., dated as of May 28, 2009, announcing commencement of private debt offering.